SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                             May 5, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events

AFFILIATE STOCK SALE

On May 5, 2006, Tandy Leather Factory, Inc. (the “Company”) issued a press release announcing that its Chief Executive Officer, Wray Thompson, its President, Ron Morgan, and Mr. Thompson’s spouse, Sally Thompson (the “Selling Shareholders”) have sold an aggregate of 3.0 million shares of the Company’s common stock (the “Shares”), constituting approximately 28% of the Company’s outstanding common stock, via a private offering to institutional investors at a price of $6.25 per share. No investor purchased 10% or more of the outstanding shares of the Company’s common stock. The Company did not receive any proceeds from the transaction. In connection with the transaction, the Company entered into a Registration Rights Agreement with the Selling Shareholders and the investors pursuant to which the Company will, at the Selling Shareholders’ expense, fie a registration statement on Form S-1 under the Securities Act of 1933, as amended, covering the investors’ resale of the Shares. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

No. Exhibit
99.1 Press release dated May 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: May 5, 2006                 BY: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                        May 5, 2006

Tandy Leather Factory, Inc. Announces Affiliate Stock Sale

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today announced that Wray Thompson, Chief Executive Officer, Ron Morgan, President, and Sally Thompson, spouse of Mr. Thompson, have entered into a definitive agreement to sell an aggregate of 3.0 million shares of the company’s common stock via a private offering to institutional investors at a price of $6.25 per share. No investor purchased 10% or more of the outstanding shares of the company’s common stock. The company did not receive any proceeds from this transaction. Merriman Curhan Ford & Co. acted as exclusive private placement agent on this transaction.

Mr. Thompson, age 74, indicated that the goals of this transaction were to commence personal estate planning initiatives while expanding the company’s institutional shareholder base. He also stated that he had no immediate plans to step down as Chief Executive Officer and Chairman of the Board. Mr. Morgan, age 59, has agreed to submit to a 12-month lockup of his remaining shares.

Tandy Leather Factory, Inc., headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, belt buckles and adornments, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale distribution centers and as Tandy Leather Company through its retail stores. Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:         Wray Thompson, Tandy Leather Factory, Inc.      (817) 496-4414
   Shannon L. Greene, Tandy Leather Factory, Inc.  sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.